UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2007

THE PMI GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13664	94-3199675
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

PMI Plaza, 3003 Oak Road Walnut Creek, California 94597
(Address of principal executive offices, including zip code)

(925) 658-7878
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Amendment of Certain Compensation and Retirement Plans:

The Compensation Committee (the “Committee”) of the Board of Directors of The PMI Group, Inc. (“PMI”) oversees PMI’s executive compensation policies and programs and approves the form and amount of compensation to be paid to PMI’s executive officers.

On September 19, 2007, the Committee approved amendments and restatements of the following compensation and retirement plans in which PMI’s executive officers and others are eligible to participate:

1.	The PMI Group, Inc. 2005 Officer Deferred Compensation Plan;

2.	The PMI Group, Inc. Amended and Restated Equity Incentive Plan;

3.	The PMI Group, Inc. Bonus Incentive Plan;

4.	The PMI Group, Inc. Supplemental Employee Retirement Plan; and

5.	The PMI Group, Inc. Additional Benefits Plan.

These plans, as amended, are filed as exhibits herewith. The amendments were approved to conform the provisions of the plan documents to the requirements of the final regulations adopted by the Internal Revenue Service under Section 409A of the Internal Revenue Code of 1986, as amended, and include changes, among others, to the definitions of “affiliate,” “disability,” “change of control,” “separation from service,” “specified participant” and “unforeseeable emergency,” and to the provisions for elections, timing and forms of payments under the plans.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

The following documents are filed as exhibits to this Current Report on Form 8-K:

Exhibit No.	Description
10.1	The PMI Group, Inc. 2005 Officer Deferred Compensation Plan (September 19, 2007 Restatement).

10.2	The PMI Group, Inc. Amended and Restated Equity Incentive Plan (Amended September 19, 2007).

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10.3	The PMI Group, Inc. Bonus Incentive Plan (September 19, 2007 Amendment and Restatement).

10.4	The PMI Group, Inc. Supplemental Employee Retirement Plan Effective April 1, 1995 (Amended and Restated as of September 1, 2007).

10.5	The PMI Group, Inc. Additional Benefits Plan (September 1, 2007 Restatement).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 25, 2007	THE PMI GROUP, INC.

	By:	/s/ Donald P. Lofe, Jr.
Donald P. Lofe, Jr.
Executive Vice President, Chief Financial Officer

Date: September 25, 2007	By:	/s/ Thomas H. Jeter
Thomas H. Jeter
Senior Vice President, Chief Accounting Officer, and Corporate Controller

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